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                                                                      EXHIBIT 11

                                THE BUCKLE, INC.
                       COMPUTATIONS OF EARNINGS PER SHARE
              (dollar amounts in thousands, except per share data)


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
                                        Thirteen Weeks Ended                             Thirteen Weeks Ended
                                           April 29, 2000                                     May 1, 1999
                                    --------------------------------------------    --------------------------------------------
                                        Income         Shares        Per Share          Income          Shares       Per Share
                                                                      Amount                                           Amount
Basic EPS
  Net Income                           $  4,596        20,687          $ 0.22          $  6,469          22,042        $  0.29

Effect of Dilutive Securities
  Stock Options                                           903                                             1,277
                                    --------------------------------------------    --------------------------------------------
Diluted EPS                            $  4,596        21,590          $ 0.21          $  6,469          23,319        $  0.28
                                    ============================================    ============================================
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